SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                      ___________________


                           FORM 8-K

                        CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 14, 1997


                        WORLD AIRWAYS, INC.
        (Exact name of registrant as specified in charter)


Delaware                  0-26582                94-1358276
(State or other         (Commission             (IRS Employer
jurisdiction of          File Number)        Identification No.)
 incorporation)


 13873 Park Center Road, Suite 490, Herndon, Virginia   20171
 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:
(703) 834-9200

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ITEM 5. OTHER EVENTS

        On July 14, 1997, World Airways, Inc. (the "Company") announced that it had resolved open contractual issues with its customer, Philippine Airlines, Inc. The Company also announced the initiation of a new agreement with Viacao Aerea Sao Paulo, a Brazilian airline. A copy of each of the press releases is attached hereto as Exhibits 99.1 and 99.2.

ITEM 7.  EXHIBITS

(c)      Exhibits

         Exhibit 99.1 Press Release dated July 14, 1997.

         Exhibit 99.2 Press Release dated July 14, 1997.

                           SIGNATURE



     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   WORLD AIRWAYS, INC.


                                   /s/ Mark S. Lynch
                                   Name:  Mark S. Lynch
                                   Title: Chief Financial Officer


Date:  July 14, 1997

                           INDEX TO EXHIBITS

99.1        Press Release, dated July 14, 1997.

99.2        Press Release, dated July 14, 1997.